Exhibit 21.1

MasTec, Inc.
AFFILIATED ENTITIES
January 2005

NORTH AMERICA

Church & Tower, Inc. (FL)	(100% owned by MasTec, Inc.)

Church & Tower Environmental, Inc. (DE)	(100% owned by MasTec, Inc.)

Cruz-Cell, Inc. (IN)	(100% owned by MasTec North America, Inc.)

Dresser/Areia Construction, Inc. (CA)	(100% owned by MasTec North America, Inc.)

Flaire Incorporated (MO)	(100% owned by MasTec North America, Inc.)

Integral Power & Telecommunications Incorporated	(100% owned by Phasecom Systems, Inc.)
(Canadian)

MasTec Asset Management Company, Inc. (NV)	(100% owned by MasTec, Inc)

MasTec Contracting Company, Inc. (NV)	(100% owned by MasTec, Inc)

MasTec Integration Systems, Inc. (CA)	(100% owned by MasTec, Inc.)
f/k/a Aidco Systems, Inc.

MasTec Minnesota SW, LLC (NV)	(100% MasTec Services Company, Inc.)

MasTec Network Services, Inc. (CA)	(100% owned by MasTec, Inc.)
f/k/a Aidco, Inc.

MasTec North America, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Services Company, Inc. (FL)	(100% owned by MasTec, Inc.)
f/k/a Central America Construction, Inc.

MasTec Minnesota SW, LLC (NV)	(100% MasTec Services Company, Inc.)

MasTec Telecom & Electrical Services, Inc. (NY)	(100% owned by MasTec North America, Inc.)
f/k/a Alert Electrical Contracting Co., Inc.

Phasecom Systems Inc. (Canadian)	(100% owned by MasTec, Inc.)

Protel Ind., Inc. (FL)	(100% owned by MasTec North America, Inc.)

Renegade of Idaho, Inc. (FL)	(100% owned by MasTec, Inc.)

S.S.S. Construction, Inc. (MN)	(100% owned by MasTec, Inc.)

Upper Valley Utilities Corp. (UT)	(100% owned by MasTec North America, Inc.)

Wilde Holding Co., Inc. (DE)	(100% owned by MasTec, Inc.)
Wilde Acquisition Co., Inc. (DE)	(100% owned by Wilde Holding Co., Inc)
Northland Contracting, Inc. (MN)	(100% owned by Wilde Acquisition Co., Inc.)

Wilde Optical Service, Inc. (MN)	(100% owned by MasTec, Inc.)

JMC Insurance Company, Inc (SC).	(100% owned by MasTec, Inc.)

NEVCO LLC I (NV)	(Sole member - MasTec, Inc.)

NEVCO LLC II (NV)	(Sole member - Scott Europe Holdings One LP)

Globetec Construction, LLC (Florida)	(51% owned by MasTec, Inc.)

S&D Communications, Inc. (MO)	(49% owned by MasTec, Inc.)

M & J Cable TV Contractor, Inc. (IL)	(49% owned by MasTec North America, Inc.)

Direct Star TV LLC (NC)	(49% owned by MasTec, Inc.)

Holding Companies

MasTec FC, Inc. (NV)	(100 % owned by MasTec, Inc.)

MasTec Real Estate Holdings, Inc. (FL)	(100% owned by MasTec, Inc.)
Stackhouse Real Estate Holdings, Inc.	(100% owned by MasTec North America, Inc.)
(f/k/a H-W Acquisition II, Inc. (DE)

MasTec of Texas, Inc. (TX)	(100% owned by MasTec, Inc.)

MasTec TC, Inc. (NV)	(100% owned by MasTec, Inc.)

INTERNATIONAL

Latin America

Aidco de Mexico, S.A. de C.V. (Mex.)	(98% owned by MasTec, Inc.)
(2% owned by MasTec International Holdings, Inc.)

MasTec Latin America, Inc. (DE)	(100% owned by MasTec, Inc.)

Acietel Mexicana, S.A. (Mex.)	(99% owned by Dresser Acquisition Company)
(1% owned by MasTec International Holdings, Inc.)

MasTec Brasil S/A (Brazil)	(88% owned by MasTec Latin America, Inc.)
CIDE Engenharia, Ltda. (Brazil)	(100% owned by MasTec Brasil S/A)

MasTec Participações Do Brasil LTDA	(100% owned by MasTec, Inc.)

MasTelecom Europe I APS (Denmark)	(100% owned by MasTec, Inc.)

MasTelecom Europe II BV (Netherlands)	(100% owned by MasTelecom Europe I APS)

MasTelecom Services S. DE R.L. DE CV	(100% owned by MasTelecom Europe II BV)
(Mexico)

MasTelecom S. DE R.L. DE C.V	(100% owned by MasTelecom Europe II BV)
(Mexico)

Pantel Inversiones de Venezuela, CA	(100% owned by MasTec Venezuela, Inc.)
(Venezuela)

Burntel Telecommunications, C.A.	(50% owned by Pantel Inversiones)

Scott Europe Holdings One LP (Scotland)	(MasTec, Inc, Limited Partner)(Nevco LLC I
General	General Partner)

Scott Europe Holdings Two LP (Scotland)	(Nevco LLC II General Partner)(Scott Europe Holdings One
LLP Limited Partner)

Holding Companies

MasTec Brazil, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Brazil II, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Ecuador, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec International Holdings, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Venezuela, Inc. (FL)	(100% owned by MasTec, Inc.)

MasTec Spain, Inc. (FL)	(100% owned by MasTec, Inc.)

Dresser Acquisition Company (FL)	(100% owned by MasTec North America, Inc.)

INTERNATIONAL INVESTMENTS

Latlink Corporation (DE)	(100% owned by MasTec, Inc.)

Latlink Argentina, Inc. (DE)	(100% owned by Latlink Corporation)